EXHIBIT 10.2
AMENDMENT TO
SUPPLEMENTAL RETIREMENT AND DEATH BENEFITS AGREEMENT
     THIS AMENDMENT dated as of the 11th day of December, 2009, by and between EnPro Industries, Inc., a North Carolina corporation (the “Company”), and Richard L. Magee (the “Executive”);
WITNESSETH:
     WHEREAS, Executive entered into a Supplemental Retirement and Death Benefits Agreement with the Company dated November 8, 2005 (the “Agreement”), pursuant to which Executive was scheduled to receive payments of certain supplemental retirement benefits commencing in 2007 and continuing annually thereafter until retirement; and
     WHEREAS, Executive and the Company desire to amend the Agreement as set forth herein to eliminate any payments prior to retirement and associated tax gross-up payments for periods beginning after January 1, 2010;
     NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties agree that the Agreement is amended as follows effective as of the date hereof:
1. The following sentence is added to the end of Section 1(a) of the Agreement:
“Notwithstanding any provision herein to the contrary, (i) a Retirement Benefit Payment shall be determined as of January 1, 2010 and paid as set forth above, (ii) Retirement Benefit Payments shall not be determined and paid as of any subsequent January 1 and (iii) a final Retirement Benefit Payment shall be determined as of the date of Executive’s termination of employment with the Company and paid as set forth above.”
2. The following sentence is added to the end of Section 1(c) of the Agreement:
“Notwithstanding any provision herein to the contrary, (i) a Gross-Up Payment shall be determined and paid with respect to the Retirement Benefit Payment determined as of January 1, 2010 as set forth above, and (ii) no Gross-Up Payment shall be made for any subsequent Retirement Benefit Payment.”
     3. The reference to “related Gross-Up Payment” in section 1(e) of the Agreement is deleted.
     4. Except as expressly or by necessary implication amended hereby, the Agreement shall continue in full force and effect.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by an officer thereunder duly authorized so to do, and Executive has accepted and executed this Amendment, all as of the day and year first above written.

ENPRO INDUSTRIES, INC.
By:	/s/ Robert P. McKinney
Robert P. McKinney
Vice President, Human Resources

“Company”
/s/ Richard L. Magee
Richard L. Magee
“Executive”

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